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                                                                    Exhibit 23.1


                      [PRICEWATERHOUSECOOPERS LETTERHEAD]



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-67114, 333-78453, 333-74515, 333-50877,
333-50841) of aaiPharma Inc. and in the Registration Statement on Form S-3 {File No.333-05535) of aaiPharma Inc. of our report dated February 8, 2002 relating to the financial statements of the Brethine Product Line of Novartis Pharmaceuticals Corporation, which appears in the Current Report on Form 8-K of aaiPharma Inc. dated August 17, 2002.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Florham Park, New Jersey
March 8, 2002